UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2009

Advanta Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In response to recent media, Advanta Corp. (the “Company”) wishes to make the following clarifying statements about our securitization trust and our financial condition:

  Although loss rates have gone up, revenue rates have increased and our borrowing costs for our securitizations have decreased rather than increased as alluded to in the media.
  Early amortization for our business credit card master trust is avoidable and the Company does not expect it to occur. The Company has repricing options and other structuring alternatives available to it.
  The financial condition of the Company is very strong and our cash and short-term investment position has been increased in the fourth quarter from the $1.8 billion we reported as of September 30, 2008.
  In addition, the Company is under no obligation to fund any receivables on its balance sheet and is free to do so for those accounts it chooses to fund and to the degree it chooses. Therefore, the premise in the analyst report discussed in the media that any possible early amortization of the securitization trust would unduly burden the Company's balance sheet and drain its cash is wrong.

______________________________

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  The most significant among these risks and uncertainties are: (1) political conditions, social conditions, monetary and fiscal policies and general economic and other environmental conditions, including the impact of the ongoing disruption in the capital markets and deterioration of the U.S. economy, as well as the potential for further deterioration and disruption, and the impact of these factors on the level of new account originations, customer spending, delinquencies, charge-offs, the value of and ability to realize expected returns on our investments, and other results of operations; (2) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of customers after promotional pricing periods have expired, changes in terms on their accounts, or changes in programs or product offerings; (3) interest rate and credit spread fluctuations; (4) factors affecting our level of liquidity, including funding decisions, the potential timing of the securitizations of our receivables and our ability to monetize our investments; (5) government regulation of banking and finance businesses, including the effects of and changes in the level of scrutiny, regulatory requirements and regulatory initiatives, certain mandatory and possibly discretionary action by state and federal regulators, restrictions and limitations imposed by banking laws, regulators, examinations and reviews, and the effects of, and changes in, regulatory policies, guidance, interpretations and initiatives and agreements between us and our regulators; (6) effect of legal and regulatory developments relating to the legality of certain business methods, practices and policies of credit card issuers and the ultimate resolution of industry-related judicial proceedings relating to the legality of certain interchange rates; (7) the amount and cost of financing available to us; and (8) the ratings on the debt of Advanta Corp. and its subsidiaries.  The cautionary statements provided above are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)

Date:	January 22, 2009	By:	/s/ Jay A. Dubow
Jay A. Dubow, Chief Administrative
Officer, Senior Vice President, Secretary
and General Counsel